INDEPENDENT AUDITORS' CONSENT






The Board of Directors
Arrow Magnolia International, Inc.:


We consent to the use of our report incorporated herein and to the reference tof our firm under the heading "Experts" in the prospectus. Our report included herein includes the Company's change in its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards
No. 109, "Accounting for Income Taxes."



      /s/ KPMG Peat Marwick LLP
						KPMG Peat Marwick LLP



Dallas, Texas
September 28, 1995